As filed with the Securities and Exchange Commission on March 16, 2022

Registration No. 333-263562

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ovid Therapeutics Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-5270895
(State or other jurisdiction of incorporation or organization)	(IRS employer identification number)

1460 Broadway, Suite 15044
New York, New York	10036
(Address of Principal Executive Offices)	(Zip Code)

2017 Equity Incentive Plan

(Full title of the plan)

Jeremy M. Levin, DPhil, MB BChir

Chief Executive Officer

Ovid Therapeutics Inc.

1460 Broadway, Suite 15044

New York, New York 10036

(646) 661-7661

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Thomas M. Perone General Counsel and Secretary Ovid Therapeutics Inc. 1460 Broadway, Suite 15044 New York, New York 10036 (646) 661-7661	Laura A. Berezin Jaime L. Chase Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☒

Non-accelerated Filer	☐	Smaller Reporting Company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

PART I

EXPLANATORY NOTE

This Post-Effective Amendment to Registration Statement on Form S-8 (this “Amendment”) is being filed solely to amend and restate the signature page of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 15, 2022 (File No. 333-263562) (the “Form S-8”) due to administrative error. The amended and restated signature page to the Form S-8 immediately follows this explanatory note and immediately precedes the signature page to this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 15, 2022.

Ovid Therapeutics Inc.

By:	/s/ Jeremy M. Levin, DPhil, MB BChir
Jeremy M. Levin, DPhil, MB BChir
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeremy M. Levin, DPhil, MB BChir and Jeffrey Rona, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy M. Levin, DPhil, MB BChir Jeremy M. Levin, DPhil, MB BChir	Chief Executive Officer and Director (Principal Executive Officer)	March 15, 2022

/s/ Jeffrey Rona Jeffrey Rona	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	March 15, 2022

/s/ Karen Bernstein, PhD Karen Bernstein PhD	Director	March 15, 2022

/s/ Barbara Duncan Barbara Duncan	Director	March 15, 2022

/s/ Bart Friedman Bart Friedman	Director	March 15, 2022

/s/ Kevin Fitzgerald, Ph.D. Kevin Fitzgerald, Ph.D.	Director	March 15, 2022

/s/ Michael Poole, M.D., FACP Michael Poole, M.D., FACP	Director	March 15, 2022

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on March 16, 2022.

Ovid Therapeutics Inc.

By:	/s/ Jeremy M. Levin, DPhil, MB BChir
Jeremy M. Levin, DPhil, MB BChir
Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy M. Levin, DPhil, MB BChir Jeremy M. Levin, DPhil, MB BChir	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2022

/s/ Jeffrey Rona Jeffrey Rona	Chief Business and Financial Officer (Principal Financial and Accounting Officer)	March 16, 2022

* Karen Bernstein PhD	Director	March 16, 2022

* Barbara Duncan	Director	March 16, 2022

* Bart Friedman	Director	March 16, 2022

* Kevin Fitzgerald, Ph.D.	Director	March 16, 2022

* Michael Poole, M.D., FACP	Director	March 16, 2022

* By:	/s/ Jeffrey Rona
Jeffrey Rona
Attorney-in-Fact